Exhibit 10.60

Realogy 2010 Executive Annual Bonus Plan

Purpose

The Realogy Executive Annual Bonus Plan (the “Plan”) is designed to reward eligible Executives for their contributions to the financial success of Realogy (“Realogy” or the “Company”) and its Business Units.

Plan Year

The Plan applies to the period January 1, 2010 through December 31, 2010 (the “Plan Year”).

Eligibility

To be eligible to participate in the Plan, an Executive must meet the following criteria:

•	Be a full-time Executive of Realogy or one of its Business Units meeting the position eligibility requirements set forth on Schedule A attached hereto; and

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Be hired on or before October 1, 2010. Participants hired on or between January 1, 2010 and October 1, 2010 will be eligible for a pro-rated bonus as determined by their eligible earnings during the Plan Year.

Executives who are otherwise eligible to receive a bonus pursuant to a separate Company or Business Unit bonus plan, including, but not limited to a branch manager incentive plan, override plan, or a management incentive bonus plan or any other commission-based incentive plan, are ineligible for participation in the Plan unless an exception is approved in writing (including email) by the Realogy Annual Bonus Plan Administrator.

An Executive who is eligible to participate in the Plan must meet the following criteria to be eligible for a bonus payment:

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Actively employed by Realogy at the time of the bonus payment or on an approved Leave of Absence (LOA) that is covered under the Family Medical Leave Act (FMLA), unless otherwise required by law (see Disability/LOA section for more information).

•	Successfully complete all 2010 mandatory training within the specified time periods as determined by Executive Leadership.

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Receives a “Meets Expectations” or “Exceeds Expectations” 2010 performance rating on his/her annual performance evaluation. Any Plan participant with a “Below Expectations” rating shall have no right to receive a payment under this Plan and any payment that may be awarded will be at the sole discretion of the Plan Administrator (or the Compensation Committee in the case of an Executive Officer) and may not exceed 50% of the Plan participant’s actual funding.

Bonus Payments

Annual Bonus payments will not be made until the audit of the financial results is complete and approved. This audit is typically completed by the end of the first quarter of the following calendar year.

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Bonus payments will be made using the same method of payment as the bi-weekly paychecks. If a participant receives a paper paycheck, the bonus payment will be paid as a paper check. If the participant utilizes direct deposit, the bonus payment will be electronically deposited.

Realogy 2010 Executive Annual Bonus Plan

•	Bonus payments are subject to federal income tax withholding at a flat rate as prescribed by the Internal Revenue Service. Applicable FICA, state and local taxes will also be deducted as applicable.

•	Bonus payments are not subject to deductions for 401(k) contributions or any other voluntary benefit deductions.

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Bonus payments are not based on the participant’s base rate of pay, but solely on actual eligible earnings. Eligible earnings include the pay a participant received during the Plan Year including regular base pay, holiday, vacation, personal, military pay and sick time.

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Eligible earnings do NOT include overtime, premium pay, incentive pay, merit lump sum payments, special bonus payments, severance pay, short-term disability, workers’ compensation, shift differential pay or any other discretionary compensation paid to the Executive during the Plan Year. Leaves of absence, disability leave and other breaks in service will affect a participant’s bonus payout amount (see Disability/LOA section for more information).

Target Bonus Percentage

Each Plan participant has a Target Bonus Percentage which is primarily based on his/her position. The Target Bonus Percentage refers to a percentage of each Plan participant’s eligible earnings that will determine the target funding pool assuming the targeted financial performance level is achieved. The total of all Plan participants’ target funding is referred to as the Target Bonus Funding Pool. Any increase in the Target Bonus Funding Pool following its adoption that results in such Pool exceeding 110% of the amount initially approved by the Compensation Committee (“Compensation Committee”) of Domus Holdings Corp., the parent company of Realogy, shall require the approval of the Compensation Committee.

Actual Bonus Funding Pool

The Compensation Committee shall establish bonus plan EBITDA (earnings before interest, taxes, depreciation and amortization) performance levels (in each case excluding legacy, retention, and restructuring costs, as well as any other items considered by the Compensation Committee in their sole discretion but after reflecting bonus accrual under the Plan) for consolidated Realogy results and for each Business Unit and the corresponding payout targets applicable to achievement of such performance objectives. The specific term, bonus plan EBITDA and the formula thereof shall be provided by the Compensation Committee and shall not be controlled by calculations used for other financial purposes. The Actual Bonus Funding Pool sums will be set in accordance with the achievement of predefined financial performance levels subject to adjustments described below. The Actual Bonus Funding Pool will be approved by the Compensation Committee following the end of the Plan Year based upon the extent to which the actual Realogy bonus plan EBITDA and Business Unit bonus plan EBITDA have been achieved.

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In order for any eligible Plan participant, whether working in a Business Unit or Realogy Corporate Services, to be eligible to receive a bonus payment under the Plan, the 2010 entry-point for Realogy bonus plan EBITDA must have been achieved.

Realogy 2010 Executive Annual Bonus Plan

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In the event an equity cure is provided by Realogy’s financial sponsor during 2010, the Compensation Committee has the discretion to reduce the Realogy CEO’s and the CEO’s direct reports’ Actual Bonus Funding Pool.

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The Compensation Committee shall have sole discretion (but not the obligation) to alter bonus plan EBITDA targets or add additional performance targets to the Plan when, in its sole and exclusive judgment, such adjustments are necessary or prudent to assure the company avoids any risks or issues related to: (a) current or future compliance with the Company’s credit agreement or indentures, (b) changing market conditions including material changes in the housing forecasts provided by the National Association of Realtors (NAR), Fannie Mae, or other recognized industry indices, (c) adequacy of Company liquidity, or (d) other material developments. Further, the Compensation Committee shall have the sole discretion (but not the obligation) to disregard—for bonus plan EBITDA calculation purposes hereunder— any EBITDA related to equity contributions or cures, unusual or non-recurring revenue or expense and/or unbudgeted savings, or EBITDA associated with mergers or acquisitions that are not in the approved budget. In addition, the Compensation Committee shall have the sole discretion (but not the obligation) to make other adjustments to the Plan it deems appropriate to reflect benefits conferred on the Company and its employees associated with the restructuring of Company debt or equity.

•	The distribution of the Actual Bonus Funding Pool may vary based upon individual performance-based adjustments.

Bonus funding between the bonus plan EBITDA performance levels will be based on linear interpolation. Linear interpolation means that increases in bonus plan EBITDA between performance levels will result in similar incremental increases in bonus funding.

Distribution of the Bonus Funding Pool

Once the actual Bonus Funding Pool is determined based on bonus plan EBITDA performance, the process to distribute payments to the Plan participants is based on both bonus plan EBITDA results and individual performance (in the case of the Realogy CEO and the CEO’s direct reports, 100% of the bonus distribution will be based on EBITDA performance). The entire Actual Bonus Funding Pool earned will be distributed to the Plan participants as described below:

•	75 percent of the Actual Bonus Funding Pool will be determined based on the bonus plan EBITDA results according to the formula below:

Bonus Plan EBITDA payout level achieved x Target Bonus % x Eligible Earnings x 75%

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The remaining 25 percent of the Actual Bonus Funding Pool will be allocated based on individual performance. This component is discretionary and the actual allocation, if any, will vary according to each Plan participant’s individual performance during the Plan Year. The individual performance funding will be determined according to the formula below:

Bonus Plan EBITDA payout level achieved x Target Bonus % x Eligible Earnings x 25%

Realogy 2010 Executive Annual Bonus Plan

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Below are guidelines that will be used to allocate the individual performance funding based on the 2010 performance rating. The actual performance-based allocation, if any, will be based on the total funding pool and the performance rating distribution for the Plan participants.

Performance Rating	Payment as a % of Individual Performance Funding Pool
Exceeds Expectations	100% – 120% of target funding
Meets Expectations	75% to 100% of target funding
Below Expectations	Not Eligible

Status Changes

New Hires

•	See Eligibility Section.

Job Changes (Promotions, Transfers, Demotions, etc.)

•	Job changes include moves from:

•	One Business Unit to another Business Unit ; or

•	Realogy Corporate to a Business Unit or vice versa; or

•	A bonus-eligible position to a non-bonus-eligible position or vice versa; or

•	A bonus-eligible position to another bonus-eligible position with a higher or lower bonus target

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If a participant is transferred from one entity to another, or is transferred from one bonus-eligible position to another bonus-eligible position with a higher or lower bonus target, the bonus payment shall be pro-rated based on the eligible earnings and bonus “earned” while in each bonus-eligible position.

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When moving from one entity to another, the overall bonus calculation will be determined based on the eligible earnings, bonus target, and the entity’s performance in accordance with the time worked in each bonus eligible position.

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If a participant’s bonus target changes without a job change, the bonus payment shall be calculated based on the eligible earnings and bonus “earned” at each of the respective target rates while in the applicable bonus-eligible position.

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Participants moving from a non-bonus eligible position to a bonus-eligible position or vice versa will receive a pro-rated bonus based on the participant’s eligible earnings while actively employed in the bonus-eligible position.

Disability/Leave of Absence (LOA)

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Subject to the provisions herein, participants on an approved LOA (including short-term disability) during the Plan Year will be eligible for a pro-rated bonus based on the participant’s eligible earnings during the time that they were actively employed in the bonus-eligible position. Eligible earnings do not include short-term or state funded disability or workers’ compensation income.

•	Participants on an approved LOA that is covered under the FMLA will be paid at the same time as the regular bonus payments.

Realogy 2010 Executive Annual Bonus Plan

•	Participants on approved LOAs not covered by the FMLA will not be eligible to receive bonus payment unless and until they return to work, unless state law otherwise requires payment.

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In the event of Total Disability, as defined under the terms of the Long Term Disability plan, the participant will receive a pro-rated bonus based on the participant’s eligible earnings while actively employed in the bonus-eligible position.

Terminations

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Participants who resign or are terminated for any reason other than death or disability before the date of the bonus payment, will be ineligible for a bonus payment for the Plan Year, unless otherwise required by state law or employment agreement.

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In the case of death, a pro-rated bonus payment will be paid to the beneficiary designated by the participant under the group term life insurance plan, and in the absence of any such designation, to the participant’s estate. Payments will be based on the participant’s eligible earnings while actively employed in a bonus-eligible position.

•	The bonus payment will be based on the same parameters as those for other participants and will be paid at the same time as the regular bonus payment.

Plan Administrator

The Compensation Committee has overall responsibility for, and has the maximum discretion permitted under the law over, the administration of the Plan and the interpretation of all of the Plan’s terms. The Compensation Committee reserves the right to amend, suspend, or terminate the Plan at any time. This Plan may not be amended, modified or supplemented without the prior approval of the Compensation Committee.

The administrator of the Plan (“Plan Administrator”) will be designated by the Compensation Committee.

The Plan Administrator is responsible for approving any changes to bonus targets and for approving any additional eligible Executives to the Plan and the corresponding bonus target, subject to the limitation set forth above under “Target Bonus Percentage” and subject to Compensation Committee approval of any changes with respect to Executive Officers of the Company as set forth in the Company’s filings with the Securities and Exchange Commission. Bonus target changes and the addition of newly eligible Executives to the Plan will be effective only after a participant receives written (including email) confirmation of the change from the Plan Administrator.

If the Plan Administrator determines that a participant has violated any of the policies contained in the Realogy Code of Conduct or Key Policies, he/she is no longer eligible to receive a bonus in accordance with this Plan.

Other Provisions

•	The payment of a bonus is not guaranteed and Realogy reserves the right to terminate, amend, modify and/or restate this Plan (in whole or in part) at any time and without advance notice. Any

Realogy 2010 Executive Annual Bonus Plan

questions regarding the terms of the Plan or its interpretation should be referred to the Plan Administrator.

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Subject to any applicable federal or state law, no benefit under the Plan shall be subject in any manner to, nor shall the Company be obligated to recognize, any purported anticipation, alienation, sale, transfer (otherwise than by will or the laws of descent and distribution), assignment, pledge encumbrance, or charge, and any attempt to do so shall be void. No such benefit shall in any manner be liable for or subject to garnishment, attachment, execution, or levy, or liable for or subject to the debts, contracts, liabilities, engagements, or torts of the participant.

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The Plan shall not be construed as conferring on a participant any right, title, interest, or claim in or to any specific asset, reserve, account, or property of any kind possessed by the Company. To the extent that as a participant or any other person acquired a right to receive payments from the Company, such right shall be no greater than the rights of an unsecured general creditor.

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This Plan is intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder, and to the extent this Plan is not so exempt, it is intended to comply with Section 409A, and this Plan should be interpreted, administered and operated accordingly.

Employment at Will

An eligible employee’s employment with the Company is at will and is terminable at any time by either the Company or the employee, with or without cause, and with or without notice. This Plan shall not be construed to create a contract of employment between the Company and the eligible employee for any specified period of time.

Realogy 2010 Executive Annual Bonus Plan

Realogy Executive Annual Bonus Plan Eligibility Criteria

Schedule A

Level	Position Eligibility (1,2)

1	All Executive Officers (Realogy CEO and Direct Reports)

2	All level 2 Executives

3	All Level 3 Executives with the title of Senior Vice President (SVP) (3)

(1)

Executives who are otherwise eligible to receive a bonus pursuant to a separate Company or Business Unit bonus plan (including the Realogy Annual Bonus Plan), including, but not limited to a branch manager incentive plan, override plan, or a management incentive bonus plan or any other commission-based incentive plan, are ineligible for participation in the Plan unless approved in writing (including email) by the Plan Administrator.

(2)	Exceptions to the Realogy Annual Bonus Plan eligibility must be approved in writing (including email) by the Plan Administrator.
(3)

Based on the official title contained in the Company’s Oracle Human Resources Information System. Business card titles will not be used to determine eligibility for the Realogy Executive Annual Bonus Plan.

Realogy 2010 Executive Annual Bonus Plan

Realogy Executive Annual Bonus Plan EBITDA Performance Target Weighting

Schedule B

Position	EBITDA Target Weighting
	Consolidated Realogy Results	Business Unit Results
CEO and Level 1 Corporate Executive Officers	100%	0%

Level 1 Business Unit CEOs	50%	50%

Corporate SVPs	100%	0%

Business Unit SVPs (Levels 2 and 3)	25%	75%

The following EBITDA weighting applies only to the NRT Regional Executive Vice Presidents

Position	EBITDA Target Weighting
	NRT Consolidated Results	Regional Results

NRT Regional EVP	35%	65%